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                                                                       EXHIBIT 5


June 29, 2001


Selectica, Inc.
3 West Plumeria Drive
San Jose, California 95134-2111

Re: Selectica, Inc. Registration Statement for Offering of 5,245,543 Shares of Common Stock

Ladies and Gentlemen:

We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,245,543 shares of Common Stock under the 1996 Stock Plan, 1999 Employee Stock Purchase Plan, and 2001 Supplemental Plan (the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP